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                                                                   EXHIBIT 23(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Post Effective Amendment No. 1 on Form S-8 to Form S-4 No. 33-11803) of Cardinal Health, Inc. pertaining to the PCI Services, Inc. Stock Option Plan, as amended, of our report dated August 2, 1996, with respect to the consolidated financial statements of Pyxis Corporation included in the Annual Report (Form 10-K) of Cardinal Health, Inc. for the year ended June 30, 1996.

                              /s/ Ernst & Young LLP
                                ERNST & YOUNG LLP

San Diego, California
October 15, 1996

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